Exhibit 3.1

FIRST AMENDED AND RESTATED

TRUST AGREEMENT

of

BITWISE 10 CRYPTO INDEX ETF

by and among

BITWISE INVESTMENT ADVISERS, LLC

CSC DELAWARE TRUST COMPANY

and

THE SHAREHOLDERS FROM TIME TO TIME HEREUNDER

Dated as of December 3, 2025

i

TABLE OF CONTENTS

(continued)

ii

BITWISE 10 CRYPTO INDEX ETF

TRUST AGREEMENT

________________

This FIRST AMENDED AND RESTATED TRUST AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of Bitwise 10 Crypto Index ETF, a Delaware statutory trust (the “Trust”), by and among Bitwise Investment Advisers, LLC, a Delaware limited liability company, as the Sponsor (as hereinafter defined), CSC Delaware Trust Company, as the Trustee (as hereinafter defined), and the Shareholders (as hereinafter defined) from time to time hereunder, shall become effective automatically at the Effective Time. Prior to the Effective Time, the Original Trust Agreement shall remain in full force and effect and govern the Trust. Each capitalized term used in this Agreement without definition shall have the meaning specified in Section 2.01.

BACKGROUND

A.	Bitwise 10 Private Index Fund, LLC (the “Company”) was originally formed as a Delaware limited liability company.

B.	On May 1, 2020, the Company was converted from to a Delaware limited liability company to a Delaware statutory trust, as which time the Sponsor and the Trustee entered into that certain Trust Agreement of the Trust dated May 1, 2020 (the “Original Trust Agreement”).

C.	On the date hereof, the Trustee, at the written direction of the Sponsor, filed a Certificate of Amendment to the Certificate of Trust of the Trust (the “Trust Certificate”) in order to change the name of the Trust from “Bitwise 10 Crypto Index Fund” to “Bitwise 10 Crypto Index ETF”.

D.	The Sponsor now desires to amend and restate the Original Trust Agreement, as amended, to reflect the change of the Trust’s name and to contemplate the trust operating as an exchange-traded product.

In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Original Trust Agreement, as amended, and agree as follows:

Article 1

ORGANIZATION

1.01. Name. The Trust shall be known as “Bitwise 10 Crypto Index ETF” in which name the Trust and, if necessary, the Trustee on behalf of the Trust, may conduct the business of the Trust, make and execute contracts and other instruments and sue and be sued.

1.02. Delaware Trustee; Trust Office; Declaration of Trust.

(a) The sole Trustee of the Trust is CSC Delaware Trust Company, which is located at 251 Little Falls Road, Wilmington, DE 19808 or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event CSC Delaware Trust Company resigns or is removed as the Trustee, the trustee of the Trust in the State of Delaware shall be the successor Trustee appointed in accordance with Section 4.01.

(b) The principal business address of the Trust shall be as set forth in Section 13.02 hereof or at such location as the Sponsor may hereafter designate by notice to the Shareholders.

(c) The Trust Estate shall be held in trust for the Shareholders. It is the intention of the parties hereto that the Trust shall be a statutory trust, under the Trust Act and that this Agreement shall constitute the governing instrument of the Trust. Nothing in this Agreement shall be construed to make the Shareholders members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 10.08, partners in a partnership. Effective as of the Effective Time, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and in the Trust Act with respect to accomplishing the purposes of the Trust.

1.03. Objects and Purposes. The Trust’s purpose is to engage in the transaction of any and all lawful businesses and activities that a statutory trust may carry on under the Trust Act and the laws of any other jurisdiction in which the Trust is so engaged, including, without limitation, investing in Portfolio Crypto Assets that track the Index and any business or activities incidental thereto or in support thereof. Subject to and in furtherance of the principal purpose of the Trust, the Sponsor, on behalf of the Trust, shall have authority to do all things necessary or convenient for the accomplishment thereof, alone or with others, as principal or agent, including, without limiting the generality of the foregoing, the following:

(a) to purchase (for cash or on credit), sell, invest, trade, hold, receive, mortgage, pledge, transfer, exchange, or otherwise acquire or dispose of Portfolio Crypto Assets, Securities, real estate and other property and investments of any and all kinds;

(b) to hold all or any part of the assets or funds of the Trust in cash or cash equivalents;

(c) to borrow or obtain credit from time to time, including for the purpose of financing transactions in Portfolio Crypto Assets, Securities or other investments, to secure the payment of any such indebtedness or credit by lien, pledge, conveyance or assignment in trust of the whole or any part of the assets of the Trust, whether at the time owned or thereafter acquired, to enter into repurchase or reverse repurchase agreements and/or securities lending agreements, and to buy, sell, pledge or otherwise dispose of any evidence of such indebtedness or obligation;

(d) to lend any of the Trust’s assets or funds, including any Portfolio Crypto Assets or Securities, either with or without security;

(e) to open, maintain and close accounts, including margin and discretionary accounts, with brokers and/or dealers, and to pay commissions, fees and other charges applicable to transactions in all such accounts including to utilize brokerage accounts to obtain other services and benefits for the Trust or the Sponsor;

(f) to open, maintain and close bank accounts and draw checks and other orders for the payment of money;

(g) to engage accountants, custodians, attorneys, investment advisers, administrators, placement agents, consultants and any and all other agents and assistants, both professional and nonprofessional, and to compensate them for such services;

(h) to file all forms and documents, or take such other action as may be necessary or appropriate, with state, federal or foreign governments, agencies or self-regulatory organizations, to register Shares for sale, or to qualify for exemptions therefrom, or to register as a broker or dealer with such governments or organizations;

(i) to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment in respect of claims against the Trust, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(j) to have and maintain one or more offices within or without the State of Delaware and, in connection therewith, to rent, lease or purchase office space, facilities and equipment, to engage and pay personnel and do such other acts and things and incur such other expenses on behalf of the Trust as may be necessary or advisable in connection with the maintenance of such office or offices and the conduct of the business of the Trust;

(k) to combine purchase or sale orders on behalf of the Trust with orders for other accounts to which the Sponsor or any of its affiliates provides investment services and allocate the securities or other assets so purchased or sold, subject to applicable law;

(l) to organize one or more corporations or other entities formed to hold record title, as nominee for the Trust (whether alone or together with the other accounts managed by the Sponsor or its affiliates), to Portfolio Crypto Assets, Securities or other assets of the Trust;

(m) to invest in pooled investment vehicles or separately managed accounts, which investments shall be subject in each case to the terms and conditions of the respective governing document for such vehicle or account;

(n) to perform any and all acts on behalf of the Trust, and exercise all rights of the Trust with respect to its interest in any Person, including, without limitation, the voting of Securities, if any, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters; and

(o) to enter into, make and perform all other contracts, indemnifications, guarantees, agreements and undertakings of any kind as the Sponsor may deem necessary, appropriate, advisable or incident to carrying out the foregoing objects and purposes of the Trust.

1.04. Legal Title. Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that if applicable law in any jurisdiction requires legal title to any portion of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to such portion of the Trust Estate to be held by or in the name of the Sponsor or any other Person (other than a Shareholder) as nominee.

1.05. The Index and Trust Investment Strategy.

(a) The Sponsor shall design and control the Index to be comprised of the crypto assets selected in the sole discretion of the Sponsor based on criteria developed by the Sponsor. The Sponsor may make changes to the Index as well as the criteria used to develop the Index at any time in its sole discretion. The Sponsor shall grant a nonexclusive license to the Trust for the use of the Index, the license of which may be terminated at such time and on such terms, including with respect to license fees, as determined by the Sponsor in its sole discretion.

(b) In furtherance of its objects and purposes, the Trust will invest all or substantially all of the Trust Estate in Portfolio Crypto Assets that track (in composition and allocation) the Index as closely as possible with certain exceptions determined by the Sponsor in its sole discretion, including without limitation that the Trust will not invest in any crypto asset that is, or the Sponsor reasonably determines may be, considered a “security” under the U.S. securities laws, or any crypto asset that the Sponsor reasonably determines is or may be fraudulent or otherwise at high risk to investors. The Sponsor will reevaluate the portfolio of the Trust Estate on a monthly basis based on real-time crypto asset prices published on public exchanges weighted for volume and price variances, subject to availability of information. Any of these investment restrictions or methodologies contained in this Section 1.05(b) may be removed or waived at any time in the sole discretion of the Sponsor upon prior notice of such modification or waiver to the Shareholders.

Article 2

DEFINITIONS

2.01. Certain Definitions. For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the following respective meanings:

(a) “Adjusted Basis” shall have the meaning set forth in Section 8.04(b) hereof.

(b) “Adjusted Basis Share” shall have the meaning set forth in Section 8.04(b) hereof.

(c) “Administrator” shall have the meaning set forth in Section 5.02(i).

(d) “Affiliate” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

(e)

(f) “Affiliated Party” and “Affiliated Parties” shall have the meaning set forth in Section 5.06 hereof.

(g) “Agreement” shall have the meaning set forth in the introductory paragraph of this Agreement.

(h) “Auditor” means KPMG LLP and includes any successor auditor appointed by the Sponsor.

(i) “Authorized Participant” means a person who (1) is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) or other securities market participant such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA to engage in securities transactions, (2) is a participant in DTC and (3) has entered into an Authorized Participant Agreement. Only Authorized Participants may place orders to create or redeem one or more Creation Baskets.

(j) “Authorized Participant Agreement” shall mean an agreement entered into by each Authorized Participant that provides the procedures for the creation and redemption of Creation Baskets and for the delivery of the Portfolio Crypto Assets and/or cash required for such creations and redemptions.

(k)

(l) “Business Day” means a day on which banks are open for normal banking business in San Francisco, California, except as the Sponsor may specify otherwise in its discretion.

(m) “Carrying Value” shall mean, with respect to any Trust asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that: (i) the initial Carrying Value of any asset contributed by a Shareholder to the Trust shall be the fair market value of such asset at the time of such contribution, and (ii) the Carrying Values of all Trust assets may be adjusted to equal their respective fair market values upon the occurrence of any of the events listed in Treasury Regulations § 1.704-1(b)(2)(iv)(f)(5); provided, however, that adjustments pursuant to this clause (ii) (other than in a liquidation of the Trust within the meaning of Treasury Regulations § 1.704-1(b)(2)(ii)(g)) shall be made only if the Sponsor reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic value of the Shares in the Trust. The Carrying Value of any Trust asset distributed with respect to any Share shall be adjusted immediately prior to such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes.

(n) “Cash Custodian” means an entity designated to act as custodian of the Trust’s cash pursuant to a written agreement with the Trust or Sponsor on behalf of the Trust.

(o) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(p) “Custodian” shall have the meaning set forth in Section 5.02(i).

(q) “Custody Charge” shall have the meaning set forth in Section 5.03(a) hereof.

(r) “Creation Basket” shall mean a block of 10,000 Shares or such other amount as established from time to time by the Sponsor. Multiple blocks are called “Creation Baskets.”

(s) “Delaware Secretary of State” shall mean the Secretary of State of the State of Delaware.

(t) “discretion” shall have the meaning set forth in Section 5.01. Whenever reference is made herein to the Sponsor’s “discretion,” it shall mean its “sole and absolute discretion.”

(u) “DTC” shall mean The Depository Trust Company, a New York corporation. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the Securities and Exchange Commission.

(v) “DTC Shareholder” shall mean each Shareholder that beneficially owns DTC Shares.

(w) “DTC Shares” shall have the meaning set forth in Section 9.04.

(x) “Effective Time” means the first time at which the Shares are listed on the Exchange and admitted to trading thereon and regular trading in the Shares has commenced on the Exchange.

(y) “Exchange” means the primary exchange or other securities market on which the Shares are listed for trading.

(z) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(aa) “Expenses” shall have the meaning set forth in Section 4.08.

(bb) “FinCEN” means the Financial Crimes Enforcement Network, a bureau of the U.S. Department of Treasury.

(cc) “Fiscal Year” shall have the meaning set forth in Section 10.01 hereof.

(dd) “gains/losses” shall have the meaning set forth in Section 8.04(a) hereof.

(ee) “Global Security” shall have the meaning set forth in Section 3.05(b).

(ff) “Indemnified Party” and “Indemnified Parties” shall have the meaning set forth in Section 5.07 hereof.

(gg) “Index” shall mean the Bitwise 10 Large Cap Crypto Index, as such index is further described in Section 1.05 hereof.

(hh) “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, together with any successor statute, and the rules and regulations thereunder.

(ii) “Liabilities” shall have the meaning set forth in Section 5.07(a).

(jj) “liquidating trustee” shall have the meaning set forth in Section 11.03.

(kk) “Management Fee” shall have the meaning set forth in Section 5.08(a) hereof.

(ll) “Net Losses” shall mean the excess, if any, of (i) the sum of Securities Losses and Net Operating Losses, over (ii) the sum of Securities Gains and Net Operating Profits.

(mm) “Net Operating Losses” shall mean the excess, if any, of all expenses incurred by the Trust (other than expenses incurred in the purchase, sale or other disposition of Portfolio Crypto Assets or Securities) over the aggregate income earned by the Trust from all sources whatsoever (other than from the purchase, sale or other disposition of Portfolio Crypto Assets or Securities).

(nn) “Net Operating Profits” shall mean the excess, if any, of the aggregate income earned by the Trust from all sources whatsoever (other than from the purchase, sale or other disposition of Portfolio Crypto Assets or Securities) over all expenses incurred by the Trust (other than expenses incurred in the purchase, sale or other disposition of Portfolio Crypto Assets or Securities).

(oo) “Net Profits” shall mean the excess, if any, of (i) the sum of Securities Gains and Net Operating Profits, over (ii) the sum of Securities Losses and Net Operating Losses.

(pp) “notices” shall have the meaning set forth in Section 13.02.

(qq) “Organizational Expense” shall have the meaning set forth in Section 5.03(c) hereof.

(rr) “Original Trust Agreement” shall have the meaning set forth in the Background Section hereof.

(ss) “Partnership Adjustment” shall have the meaning set forth in Section 10.07(a) hereof.

(tt) “Partnership Representative” shall have the meaning set forth in Section 10.07 hereof.

(uu) “Pass-Thru Shareholder” shall have the meaning set forth in Section 10.06 hereof.

(vv) “Per Share Capital Account” means, for each Share, a separate account that is:

(i) Increased by: (A) the Share Price and (B) allocations of Profit with respect to such Share pursuant to Article 8;

(ii) Decreased by: (A) the amount of cash distributed to a Shareholder with respect to such Share by the Trust; (B) the fair market value of any other property distributed to a Shareholder with respect to such Share by the Trust (determined as of the time of distribution and net of liabilities secured by such property that the Shareholder assumes or to which the Shareholder’s ownership of the property is subject); and (C) allocations of Loss to a Shareholder with respect to such Share pursuant to Article 8; and

(iii) Otherwise adjusted in accordance with the provisions of this Agreement; and

(iv) Revalued in connection with any event described in paragraph (ii) of the definition of “Carrying Value” including, but not limited to, adjustment of Per Share Capital Accounts pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(f)(5)(v) to the extent the Sponsor determines that a revaluation is necessary to preserve the economic arrangement of the Shares.

Per Share Capital Accounts shall be maintained in accordance with Treasury Regulations § 1.704-1(b) and specifically in a manner consistent with a Shareholder’s interest in the Trust and the provisions of this Agreement shall be interpreted and applied in a manner consistent with such regulations and intent.

(ww) “Percentage Interest” means, with respect to any Shareholder at any time, a fraction, the numerator of which is the number of Shares held by such Shareholder and the denominator of which is the total number of Shares outstanding.

(xx) “Person” shall mean any individual or entity including, without limitation, a corporate entity, and the heirs, executors, administrators, successors and assigns of such Person where the context so admits; and, unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter genders, and vice versa.

(yy) “Portfolio Crypto Asset” shall mean each crypto or digital asset invested in, directly or indirectly, by the Trust.

(zz) “Profits and Losses” shall mean, for any period, the Trust’s items of income and gain as well as loss, expense and deduction as determined in accordance with the accounting method used by the Trust for U.S. federal income tax purposes with the following adjustments: (i) any items that are specially allocated pursuant to Section 8.01(b) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Trust that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (iii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iv) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or other cost recovery deductions with respect to such asset shall for purposes of determining Profits and Losses be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Sponsor may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (vi) except for items in (i) above, any expenditures of the Trust not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

(aaa) “Purchase Order” shall have the meaning assigned to such term in Section 6.02 herein.

(bbb) “Purchase Order Date” shall have the meaning assigned to such terms in Section 6.02 herein.

(ccc) “Redemption Basket” means the block of Shares that is redeemed in accordance with Section 7.01 hereof.

(ddd) “Redemption Order” shall have the meaning assigned to such term in Section 7.01 herein.

(eee) “Redemption Order Date” shall have the meaning assigned to such term in Section 7.01 herein.

(fff) “Registration Statement” means the current registration statement of the Trust as filed with the U.S. Securities and Exchange Commission, either pending effectiveness or already effective, as the same may at any time and from time to time be amended or supplemented.

(ggg) “Representative” shall have the meaning set forth in Section 9.06 hereof.

(hhh) “Secondary Market” shall mean any marketplace or other alternative trading system, as determined by the Sponsor, on which the Shares may then be listed, quoted or traded, including but not limited to, the OTCQX tier of the OTC Markets Group Inc. and NYSE Arca, Inc.

(iii) “Securities” means all forms of securities (including, without limitation, equity and debt securities) and other financial instruments of U.S. and non-U.S. issuers, including, without limiting the generality thereof: listed and unlisted capital stock; pre-organization certificates and subscriptions; shares of beneficial interests; American Depositary Receipts and European Depositary Receipts; exchange traded funds; partnership interests and similar financial instruments; bonds, notes, and debentures (whether subordinated, convertible or otherwise); preferred stock, common stock, rights, units, certificates of beneficial interests, warrants, put and call options on equity securities, and interests in real estate investment trusts; shares of and interests in investment companies; asset backed securities; currencies; crypto assets; tokens; commodities; interest rate, currency, commodity and equity derivative products, including, without limitation, (i) futures contracts (and options thereon) relating to currencies, stock indices, United States government securities and securities of foreign governments, other financial instruments and all other commodities, (ii) swaps, options, warrants, rights, caps, puts, calls, collars, floors and forward rate agreements, (iii) spot and forward currency transactions, and (iv) agreements relating to or securing such transactions; loans and any participations therein; credit paper; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts and participations therein; money market funds; mutual funds; commercial paper; certificates of deposit; bankers’ acceptances; choses in action; trust receipts and other obligations; instruments or evidences of indebtedness of whatever kind or nature, whether or not publicly traded or readily marketable; in each case whether created or issued by U.S. or non-U.S. persons, firms, associations, corporations, partnerships, syndicates, combinations, trusts, organizations, governments, subdivisions thereof or any other entity.

(jjj) “Securities Act” shall mean the Securities Act of 1933, as amended.

(kkk) “Securities Gains” shall mean the aggregate realized and unrealized increase in the value of Portfolio Crypto Assets, Securities and other investments of the Trust as determined pursuant to Article 6 hereof.

(lll) “Securities Losses” shall mean the aggregate realized and unrealized decrease in the value of Portfolio Crypto Assets, Securities and other investments of the Trust as determined pursuant to Article 6 hereof.

(mmm) “Share Price” means, with respect to any Share, the price determined in accordance with Section 6.03 hereof.

(nnn) “Shareholder” means with respect to any Share, the Person that owns the ultimate economic beneficial interest in such Share and does not hold the Share as a mere nominee or custodian for another Person.

(ooo) “Shares” shall mean the units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust.

(ppp) “Sponsor” shall mean Bitwise Investment Advisers, LLC, a Delaware limited liability company, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

(qqq) “Sponsor Expenses” shall have the meaning set forth in Section 5.03(a) hereof.

(rrr) “Subscription Agreement” shall mean each form of agreement by which any Shareholder agrees to subscribe for and purchase one or more Shares (or fractional unit thereof).

(sss) “Tax Matters Partner” shall have the meaning set forth in Section 10.06 hereof.

(ttt) “Title XI 2015 BBA” shall have the meaning set forth in Section 10.07 hereof.

(uuu) “Transfer” shall have the meaning set forth in Section 9.01 hereof.

(vvv) “Transferee” shall have the meaning set forth in Section 9.02(a) hereof.

(www) “Transferor” shall have the meaning set forth in Section 9.02(b) hereof.

(xxx) “Transfer Agent” shall mean any Person from time to time engaged to provide such services or related services to the Trust pursuant to authority delegated by the Sponsor.

(yyy) “Trust” shall mean Bitwise 10 Crypto Index ETF, a Delaware statutory trust, of which this Agreement is the governing instrument.

(zzz) “Trust Act” shall have the meaning set forth in the Background Section hereof.

(aaaa) “Trust Certificate” shall have the meaning set forth in the Background Section hereof.

(bbbb) “Trust Estate” means (i) all the Portfolio Crypto Assets and Securities owned by or on behalf of the Trust, (ii) all other property and investments of any and all kinds held by the Trust, (iii) all proceeds from the sale of Portfolio Crypto Assets, Securities, and any other property or investments held by the Trust pending use of such cash for payment of Trust Expenses or distribution to the Shareholders, and (iv) any rights of the Trust pursuant to any agreements, other than this Agreement, to which the Trust is a party.

(cccc) “Trust Expenses” shall have the meaning set forth in Section 5.03(d) hereof.

(dddd) “Trustee” shall mean CSC Delaware Trust Company, its successors and assigns, or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

(eeee) “Trustee Indemnified Person” shall have the meaning set forth in Section 4.08.

Article 3

SHARES AND SHAREHOLDERS

3.01. Shareholders.

(a) All Shares shall represent an equal proportionate beneficial interest in the Trust Estate subject to the liabilities of the Trust, and each Share’s interest in the Trust Estate shall be equal to each other Share.

3.02. No Management or Control; Limited Liability.

(a) The Shareholders shall not, in their capacity as Shareholders, participate in the management or control of the Trust nor shall they enter into any transaction on behalf of the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Sponsor. Except as otherwise expressly provided herein, no Shareholder shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of the aggregate value of the Shares owned by that Shareholder, determined by aggregating the Share Price of all of the Shares owned by that Shareholder at the time of determination. No salary shall be paid to any Shareholder in its capacity as a Shareholder, nor shall any Shareholder have a drawing account or earn interest on its Percentage Interest of the Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Shares, each owner of such Shares shall be deemed to be a Shareholder and beneficiary of the Trust and vested with a beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Agreement.

3.03. Limitation of Liability. The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of Delaware and no Shareholder shall be liable for claims against or debts of the Trust in excess of the aggregate value of the Shares owned by that Shareholder, determined by aggregating the Share Price of all of the Shares owned by that Shareholder at the time of determination. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption of such Shareholder’s Shares unless, under Delaware law, such Shareholder is liable to repay such amount. No Shareholder shall be obligated or required to make any Additional Contributions.

3.04. Derivative Actions.

(a) Subject to any other requirements of applicable law including Section 3816 of the Trust Act, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust, other than claims under the federal securities laws and the rules and regulations thereunder, unless two or more Shareholders who (i) are not Affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

(b) In addition to the requirements set forth in Section 3816 of the Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

3.05. Share Certificates; Book-Entry Form.

(a) Shares may be held in book-entry form by or on behalf of the Sponsor or through a transfer agent, or the Sponsor may, in its sole discretion, cause the Trust to issue Shares in certificated form.

(b) The Sponsor may in its sole discretion cause DTC Shares to be represented by a global certificate or certificates as required by DTC (the “Global Security”), which will be registered, as DTC shall direct, in the name of Cede & Co., as nominee for DTC, and deposited with, or on behalf of, DTC. If DTC Shares are represented by the Global Security, no other certificates evidencing such DTC Shares will be issued. DTC Shareholders will not be entitled to have DTC Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of such Shares under this Agreement. Accordingly, to exercise any rights of a Shareholder under this Agreement, DTC Shareholders must rely on the procedures of DTC.

(c) DTC Shares shall be held in book-entry form by the Transfer Agent.

Article 4

THE TRUSTEE

4.01. Term; Resignation; Removal.

(a) CSC Delaware Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Sponsor. The Trustee shall serve until such time as the Trust is terminated or if the Sponsor removes the Trustee or the Trustee resigns. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware and shall at all times satisfy the requirements of Section 3807(a) of the Trust Act and be authorized to exercise corporate trust powers under the laws of Delaware, having a combined capital, surplus and undivided profits of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Article 4 the combined capital, surplus and undivided profits of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Section 4.01, the Trustee shall resign promptly in the manner and with the effect specified in this Article 4. The Trustee may have normal banking and trust relationships with the Sponsor and their respective Affiliates; provided that none of (i) the Sponsor, (ii) any Person involved in the organization or operation of the Sponsor or the Trust or (iii) any Affiliate of any of them may be the Trustee hereunder. The Trust shall have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust and no such duties shall be implied. To the extent, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, it is hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Agreement.

(b) By its execution hereof, the Trustee accepts the trust created herein. Except as otherwise expressly required by clause (a) above, the Trustee shall not have any duty or liability under this Agreement or with respect to the Trust or the administration of the Trust, the investment of the Trust’s property or the payment of dividends or other distributions of income or principal to the Shareholders.

(c) The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor upon which date such resignation shall be effective; provided, however, that said resignation shall not be effective until such time as a successor Trustee has accepted such appointment in accordance with the provisions of Section 4.05.

(d) If at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and the successor trustee. The Sponsor may at any time, upon sixty (60) days’ prior notice to the Trustee, remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Sponsor or its attorney-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor so appointed.

4.02. Powers. Except to the extent expressly set forth in this Article 4, the duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Trust Act. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution and filing of the Certificate of Trust of the Trust and of any other certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under Section 3811 of the Trust Act, (iii) maintaining all records necessary to form and maintain the existence of the Trust under the Trust Act, and (iv) any other duties specifically allocated to the Trustee in this Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Trust Act.

4.03. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder. The Trustee may consult with counsel (who may be counsel for the Sponsor or for the Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Trustee pursuant to this Section 4.03, provided that no such fees shall be payable to the extent that they are incurred as a result of the Trustee’s gross negligence, bad faith or willful misconduct. The Trustee may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments. Nothing in the preceding sentence means, or should be interpreted as meaning, that this Agreement contemplates that the Trustee will, or that the Trust, the Sponsor or any other Person acting pursuant to this Agreement will direct the Trustee to, receive checks or other value from Shareholders or others, invest funds on behalf of the Trust, hold deposits on behalf of the Trust, or take any similar actions.

4.04. Liability. Except as otherwise provided in this Article 4, including without limitation the second sentence of this Section 4.04, in accepting the trust created hereby, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own fraud, gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Agreement or for the form, character, genuineness, sufficiency, enforceability, collectability, location, existence, value or validity of the Trust Estate;

(b) The Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in the disclosure statement distributed to members of the Company in any document issued or delivered in connection with the sale or transfer of the Shares;

(c) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor or the liquidating trustee;

(d) The Trustee shall not have any liability for the acts or omissions of the Sponsor, the Custodian, the Administrator or their respective delegates;

(e) The Trustee shall have no duty or obligation to supervise the performance of any obligations of the Sponsor, the Custodian, the Administrator or their respective delegates;

(f) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(g) Under no circumstances shall the Trustee be liable for any obligations of the Trust arising under this Agreement or any other agreements to which the Trust is a party; and

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the actions of the Trustee contemplated by this Agreement.

(i) The Trustee shall not be personally liable for any error in judgment made in good faith, except to the extent such judgment constitutes gross negligence on its part;

(j) Under no circumstances shall the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(k) The Trustee shall not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances; and

(l) The Trustee shall not be obligated to give any bond or other security for the performance of its duties hereunder.

4.05. Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Trust Act. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (60) days after giving notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Agreement. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, to the fullest extent permitted by law without the execution or filing of any paper or any further act on the part of any of the parties hereto.

4.06. Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting or not acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to, or contained in, any such document; provided, however, that the Trustee shall have examined any certificates and opinions so as to reasonably determine compliance of such certificates and opinions with the requirements of this Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that such resolution is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed in this Agreement, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or any other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Agreement, the Trustee, at the expense of the Trust (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

4.07. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article 4 shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Agreement shall constitute a claim against the Trust Estate. Notwithstanding any other provision of this Agreement, all payments to the Trustee, including fees, expenses and any amounts paid in connection with indemnification of the Trustee in accordance with the terms of this Agreement will be payable only in U.S. Dollars.

4.08. Indemnification. The Trustee or any officer, affiliate, director, employee or agent of the Trustee (each, a “Trustee Indemnified Person”) shall be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities law) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Trustee Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Agreement or the transactions contemplated hereby; provided, however, that the Sponsor and the Trust shall not be required to indemnify any Trustee Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Trustee Indemnified Person. The obligations of the Sponsor and the Trust to indemnify the Trustee Indemnified Persons as provided herein shall survive the termination of this Agreement.

Article 5

MANAGEMENT

5.01. Management. Pursuant to Section 3806(b)(7) of the Trust Act, the Trust shall be managed by the Sponsor in accordance with this Agreement. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Sponsor, but subject, for the avoidance of doubt, to the restrictions, prohibitions and limitations expressly set forth in Section 1.03 and otherwise in this Agreement. To the fullest extent permitted by applicable law, in determining whether the Sponsor has discharged its obligations in accordance with this Agreement, whenever in this Agreement the Sponsor is permitted or required to make a decision in its “discretion” or under a similar grant of authority or latitude, the Sponsor shall be entitled to consider only such interests and factors as it desires and may consider its own interests and the interests of its affiliates and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or the Shareholders. The Sponsor shall be an agent of the Trust for the purpose of the Trust’s business and to the extent of its rights and powers set forth herein, the actions of the Sponsor shall bind the Trust. The Sponsor, in its discretion, may, unless prohibited by law, delegate to any Person any and all rights, powers, responsibilities, and duties granted to the Sponsor pursuant to this Agreement, including, without limitation, to an administrator. Except as otherwise set forth herein, the Shareholders shall have no part in the management of the Trust and shall have no authority to act on behalf of the Trust in connection with any matter.

5.02. Authority of the Sponsor. In addition to, and not in limitation of, any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement or the Trust Act, the Sponsor shall have the power acting singly by and in the name of the Trust, and subject to the principal purpose of the Trust as described in Section 1.03 hereof, to carry out any and all of the objects and purposes of the Trust set forth in Section 1.03 hereof, to perform all acts and enter into and perform all contracts and other undertakings that the Sponsor may deem necessary or advisable or incidental thereto, including, without limitation, to:

(a) purchase, hold, sell, exchange, receive and otherwise acquire and dispose of the Portfolio Crypto Assets, Securities and other assets of the Trust, including, without limitation, through the removal of any crypto asset from the Trust’s portfolio, notwithstanding that crypto asset’s inclusion within the Index calculation, if that crypto asset is, or the Sponsor reasonably determines that it may be, considered (i) a “security” under the U.S. securities laws, or (ii) fraudulent or otherwise at high risk to investors;

(b) open, maintain and close accounts, including margin and custodial accounts, with brokers and/or dealers and prime brokers, which power shall include the authority to issue all instructions and authorizations to brokers and/or dealers regarding Portfolio Crypto Assets and Securities and/or funds therein;

(c) acquire and enter into any contract of insurance that the Sponsor deems necessary or appropriate for the protection of the Trust, the Trustee and the Sponsor, for the conservation of the Trust Estate or for any purpose convenient or beneficial to the Trust;

(d) open, maintain and close bank accounts and draw checks or other orders for the payment of monies;

(e) enter into one or more revolving credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of proceeds from the creation and issuance of Shares;

(f) accept or reject any subscription for one or more Shares for any reason and on such terms and conditions and at such times as the Sponsor, in its discretion, shall determine, provided that such terms and conditions shall be subject to applicable laws and the terms and conditions set forth in this Agreement;

(g) in furtherance of the foregoing, notwithstanding the other provisions of this Agreement, including Section 12.01, the Sponsor may, without the approval of any Shareholder or any other Person, (i) accept contributions and issue Shares to additional Shareholders or accept additional Contributions from and issue Shares to existing Shareholders, subject to their meeting the requirements therefor determined by the Sponsor from time to time, including a minimum initial Contribution of at least $25,000 and a minimum additional Contribution amount of $10,000 (each such amount subject to amendment or waiver by the Sponsor in its sole discretion), (ii) enter into a Subscription Agreement with a Shareholder or prospective Shareholder, and (iii) enter into separate side letters or similar agreements to or with a Shareholder or prospective Shareholder;

(h) redeem all or any portion of the Shares held of record by a Shareholder;

(i) delegate any of its responsibilities and/or duties hereunder to service providers, including, without limitation, Theorem Fund Services LLC, as the administrator to the Trust (including any successor administrator appointed by the Sponsor, the “Administrator”), Coinbase Custody Trust Company, LLC, as the custodian to the Trust (including any successor custodian appointed by the Sponsor, the “Custodian”), and any affiliates of the Sponsor, and to pay compensation therefor, and to enter into agreements, including without limitation, an administration agreement with the Administrator and a custodial agreement with the Custodian, each in connection with such delegations, which agreements may provide for indemnifications and exculpations of such service providers as deemed appropriate by the Sponsor, and terminate and, if desired, replace, such service providers in its sole discretion;

(j) cause the Trust to pay all expenses of the Trust, including, without limitation, costs related to payment of fees for initial and continued quotation of the Shares on OTCQX or another Secondary Market, costs related to making the Shares eligible to trade through DTC, fees associated with retaining and maintaining the Transfer Agent, and including, without limitation, to disburse payments to parties in connection with any redemptions of Shares;

(k) employ, retain or otherwise engage and authorize any officer, director, employee or other agent of the Sponsor or agent or employee of the Trust to act for and on behalf of the Trust in all matters incidental to the foregoing or the other permitted activities of the Trust;

(l) do any and all acts required of the Trust and exercise all rights of the Trust with respect to its interest in any corporation or other entity;

(m) cause the Trust to engage in agency, agency cross and principal transactions with affiliates to the extent permitted by applicable securities laws;

(n) maintain for the conduct of the Trust’s affairs one or more offices and in connection therewith rent or acquire office space, and do such other acts as the Sponsor may deem necessary or advisable in connection with the maintenance and administration of the Trust;

(o) engage personnel, whether part-time or full-time, and attorneys, independent accountants or such other Persons as the Sponsor may deem necessary or advisable;

(p) organize one or more corporations or other entities formed to hold record title, as nominee for the Trust, to Portfolio Crypto Assets, Securities or funds of the Trust;

(q) cause the Tax Matters Partner or Partnership Representative, as applicable, to make or revoke such elections under the Code and other relevant tax laws as contemplated by Section 10.08 hereof;

(r) engage in “soft dollar” transactions in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended;

(s) place orders for the execution of transactions and select a broker to execute portfolio transactions;

(t) engage one or more placement agents to assist with the issuance of Shares;

(u) establish a record time and date for purposes of determining the Shareholders of record with respect to such matters as the Sponsor shall determine in its discretion;

(v) form one or more subsidiaries through which the Trust will indirectly invest its assets in Portfolio Crypto Assets, Securities or other assets;

(w) prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be listed, quoted or traded on any Secondary Market and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing, quotation or trading;

(x) if the Shares are listed, quoted or traded on any Secondary Market, cause the Trust to comply with all rules, orders and regulations of such Secondary Market to which the Trust is subject as a result of the listing, quotation or trading of the Shares on such Secondary Market, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on such Secondary Market until the Trust is terminated or the Shares are no longer listed, quoted or traded on such Secondary Market;

(y) prepare, or cause to be prepared, and file, or cause to be filed registration statements to (i) register offerings of the Shares under the Securities Act, (ii) register the Shares under the Exchange Act, and/or (iii) register the Trust under the Investment Company Act, if the Sponsor reasonably determines that such registration(s) is or are required or appropriate;

(z) if an offering of the Shares is registered under the Securities Act, the Shares are registered under the Exchange Act, or if the Trust is registered under the Investment Company Act, cause the Trust to comply with all rules, orders and regulations of the Securities and Exchange Commission to which the Trust is subject as a result of such registration(s);

(aa) if the Shares are transferred in a transaction registered under the Securities Act or registered under the Exchange Act, cause the Trust to comply with all rules, orders and regulations of the Securities and Exchange Commission and take all such other actions as may reasonably be taken and are necessary for the Shares to remain registered under the Exchange Act until the Trust is terminated or the Shares are no longer registered under the Exchange Act;

(bb) take all actions to prepare and, to the extent required by this Agreement or by law, mail to Shareholders any reports, press releases or statements, financial or otherwise, that the Sponsor determines are required to be provided to Shareholders by applicable law or governmental regulation or the requirements of any Secondary Market on which the Shares are listed, quoted or traded or, if any Shares are transferred in a transaction registered under the Securities Act or registered under the Exchange Act, the Securities and Exchange Commission, as applicable; and

(cc) act for and on behalf of the Trust in all matters incidental to the foregoing.

5.03. Payment of Costs and Expenses.

(a) The Sponsor will be responsible for all ordinary administrative and overhead expenses of managing the Trust, including compensation of employees of the Sponsor and payment of rent, custody charges (“Custody Charge”) or flat rate fees for holding the Trust’s assets charged by the Custodian and customary fees and expenses of the Trustee, Administrator and Auditor (including costs incurred for appraisal or valuation expenses associated with the preparation of the Trust’s financial statements, tax returns and other similar reports and excluding indemnification and extraordinary costs) (collectively, the “Sponsor Expenses”).

(b) The Sponsor may on behalf of the Trust incur any and all obligations and expend any sums and take any actions deemed by it to be necessary to conduct the Trust’s operations or to protect the Trust Estate, including, without limitation, selecting and engaging the Administrator, the Custodian, attorneys, accountants, securities brokers, consultants, placement agents or such other Persons on such terms and for such compensation as the Sponsor may deem necessary or advisable and incurring such other capital, operating, financing or other expenses on behalf of the Trust as the Sponsor may, in its discretion, deem necessary or appropriate for the conduct of Trust affairs, and all of such costs and expenses shall, in the discretion of the Sponsor, be reimbursed to the Sponsor, if applicable, by the Trust.

(c) Organizational costs of the Trust and the costs incurred in connection with the initial issuance of Shares, organizational and start-up expenses, including legal, consulting, filing and accounting fees, document production and printing costs in connection with the offering of Shares and other activities of the Trust, federal and state filing fees, and other related expenses, will be expenses of the Trust (collectively, “Organizational Expenses”). The Sponsor may elect to amortize the Trust’s organizational expenses for payments by the Trust for up to a five-year period.

(d) In addition to the expenses set forth in Sections 5.03(a) and 5.03(c) above, the Trust shall pay, whether directly or through reimbursement of the Sponsor or any affiliate of any of the foregoing, all other expenses incurred in connection with its operation, issuance of Shares, and investment activities, or any other expense incurred with respect to Trust activities, including, without limitation, brokerage commissions and other transaction costs, Management Fee, fees of any valuation agents and any other third party service providers (other than fees payable to any placement agent), clearing and settlement charges, custodial fees (other than the Custody Charge), margin and interest expense and commitment fees on debit balances or borrowings, consulting, expenses associated with the acquisition, holding, and disposition of investments (including legal and other professional fees) whether or not consummated, portfolio tracking software, travel and related expenses, any non-customary costs and expenses (including indemnification and extraordinary costs) of the Administrator and Auditor, costs and expenses of other professionals providing services to the Trust, including legal, audit, custody, accounting, tax and administration excluded from Sponsor Expenses, Organizational Expenses, expenses related to the offer and sale of the Shares, including, but not limited to, reasonable travel expenses related thereto, costs of any liability insurance, including premiums for directors’ and officers’ and errors and omissions liability insurance, costs of any litigation or investigation involving Trust activities, workout and restructuring and indemnification expenses, regulatory costs, employee compensation and benefit costs for any employees of the Trust, any entity level taxes, regulatory filing fees and compliance costs (including, without limitation, costs incurred in connection with the preparation of Securities Act registration forms, Exchange Act registration and reporting forms, Investment Company Act registration and reporting forms, Form PF, Form CPO-PQR, Form D and other regulatory filings, if any), license fees, costs of reporting and providing information to Shareholders, and any extraordinary expenses, if any (collectively, “Trust Expenses”). The Sponsor may cause some or all of the Trust Expenses to be paid using “soft dollars” (i.e., paid by securities brokerage firms in recognition of commissions or other compensation (including markups and markdowns on principal transactions with market makers) paid on securities transactions that the Trust executes through those firms). The Sponsor may (but is not obligated to) reimburse the Trust for Trust Expenses in its sole discretion. The Sponsor may (but is not obligated to), in its sole discretion, reimburse the Trust for any expenses or costs of the Trust.

5.04. Reliance by Third Parties. Persons dealing with the Trust are entitled to rely conclusively upon a certificate of the Sponsor and upon the power and authority of the Sponsor as set forth herein. Nothing herein contained shall impose any obligation on any brokerage firm, custodian, transfer agent, registrar, bank, lessor, lessee, mortgagee, grantee or other Person doing business with the Trust to inquire as to whether or not written approval of the Shareholders or assignees of the Shareholders has been obtained, and any stock power, lease, mortgage, deed, contract or other instrument executed by the Sponsor, shall be valid, sufficient and binding.

5.05. Other Activities. The Sponsor hereby agrees to devote as much of its time during normal business days and hours as it, in its discretion, shall deem necessary and sufficient for the management of the affairs of the Trust. Notwithstanding any duty otherwise existing at law or in equity, nothing contained in this Section 5.05 shall preclude the Sponsor, its affiliates and any of their officers, directors, principals, managers, members or employees from engaging, presently or in the future, consistent with the foregoing, and without accountability to the Trust, in any other business venture or ventures of any nature and description including, without limitation, the management, financing, syndication or development of other accounts or other ventures similar to the Trust, or from acting as an investment manager or adviser to others, a trustee of any trust, a manager of a limited liability company, or a general partner of a limited partnership, nor shall the Sponsor, its affiliates and any of their officers, directors, principals, managers, members or employees be precluded from directly or indirectly purchasing, selling and holding Portfolio Crypto Assets or Securities for his, her or its own account or the accounts of such other business, irrespective of whether any such Portfolio Crypto Assets or Securities are purchased, sold or held for the account of the Trust. Neither the Trust nor the Sponsor shall have any rights in or to such other business ventures or the income or profits derived therefrom by virtue of this Agreement nor shall the Sponsor, its affiliates and any of their officers, directors, principals, managers, members or employees be under any obligation to first offer any investment opportunities to the Trust or to allocate investments, as between the Trust, other Persons, or otherwise, in any particular manner, other than as the Sponsor in its discretion shall determine. When the Sponsor deems the purchase and sale of Portfolio Crypto Assets or Securities to be in the best interest of the Trust and of other clients, it may aggregate the Portfolio Crypto Assets and Securities to be purchased or sold. The Trust may engage in transactions with its affiliates and affiliates of the Sponsor (including without limitation, licensing technology), provided that the terms thereof are commercially reasonable as determined by the Sponsor in its discretion.

5.06. Exculpation. To the fullest extent permitted by applicable law, the Sponsor, its affiliates, the Administrator and any of their respective officers, directors, principals, partners, members, managers, affiliates or employees, and each of their respective successors and assigns, and each Person who previously served in such capacity (each, an “Affiliated Party” and, collectively, the “Affiliated Parties”), shall not be liable to any Shareholder, the Trust or any other Person bound by this Agreement for any loss, liability, damage, cost, or expense arising from mistakes of judgment, conduct or any action or inaction unless and until such mistakes of judgment, conduct or any action or inaction are found to constitute willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. The Sponsor and each Affiliated Party may, at the Trust’s expense, consult with counsel and accountants in respect of Trust affairs and, in acting in accordance with the advice or opinion of such counsel or accountants, the Sponsor and each Affiliated Party shall not be liable for any loss suffered by the Trust.

5.07. Indemnification.

(a) To the fullest extent permitted by applicable law, the Sponsor, the Administrator, the Partnership Representative and each other Affiliated Party (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) shall be indemnified and held harmless by the Trust from and against any loss, liability, damage, cost, or expense suffered or sustained by an Indemnified Party by reason of the fact that she, he or it is or was an Indemnified Party, including, without limitation, any judgment, settlement, reasonable attorney’s fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding (collectively, “Liabilities”), provided that such Liabilities did not result from such Indemnified Party’s own willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. The rights of indemnification provided in this Section 5.07 will be in addition to any rights to which such Indemnified Party may otherwise be entitled by contract or as a matter of law and shall extend to its successors and assigns. In particular, and without limiting the generality of the foregoing, each Indemnified Party shall be entitled to indemnification by the Trust against reasonable expenses (as incurred), including attorneys’ fees actually and necessarily incurred by such Indemnified Party or other Persons in connection with the defense of any action to which they may be made a party, in connection with the right of the Trust to procure a judgment in favor of the Trust, and to the fullest extent permitted under any consistent provisions of the Trust Act, the federal securities laws or any other applicable statute. In the discretion of the Sponsor, the Trust will advance to an Indemnified Party funds to pay such expenses.

(b) Notwithstanding the foregoing to the contrary, the provisions of Section 4.04, Section 5.06 and this Section 5.07 shall not be construed so as to provide for the exculpation and indemnification of the Sponsor, the Trustee or an Affiliated Party for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of Section 4.04, Section 5.06 and this Section 5.07 to the fullest extent permitted by law.

5.08. Management Fee.

(a) In consideration for the management services to be provided to the Trust, the Sponsor will receive from the Trust a management fee (the “Management Fee”) equal to 2.5% per annum of the Trust Estate. Except during periods during which all or a portion of the Management Fee is being waived, the Management Fee will accrue daily in USD and will be payable in cash or in crypto assets monthly at such time as determined by the Sponsor. The Management Fee shall be an expense of the Trust in determining Net Operating Profit and Net Operating Loss. Notwithstanding the foregoing, the Sponsor shall be permitted to cause some or all of the Management Fee to be paid to one or more third parties, including but not limited to, employees of the Trust, if any, and the Custodian; provided however, in no event shall the Management Fee payable in the aggregate exceed the amount set forth in this Section 5.08(a).

(b) The Sponsor may, in its discretion, waive, reduce or rebate the Management Fee; provided that such waiver, reduction or rebate shall not increase the Management Fee.

(c) As used in this Section 5.08, the term “net asset value” shall mean the value of the assets of the Trust minus the value of the liabilities of the Trust, as determined in good faith by the Sponsor.

(d) Notwithstanding anything to the contrary in this Section 5.08, the calculation of the Management Fee for periods prior to the Effective Time shall be calculated and paid in accordance with the Original Trust Agreement. If the Effective Time is a day other than the end of a calendar month, then the Management Fee calculated for such partial month shall be pro rated for such period.

5.09. Reliance; Advice of Counsel.

(a) The Sponsor shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper Person or Persons. The Sponsor may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Sponsor may for all purposes hereof require and rely on a certificate, signed by an officer or agent of the applicable Person, as to such fact or matter, and such certificate shall constitute full protection to the Sponsor for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise of its powers and in the performance of its duties and obligations under this Agreement, the Sponsor (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Sponsor shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Sponsor in good faith and with due care and (ii) may consult with counsel, accountants and other skilled Persons to be selected by it in good faith and with due care and employed by it. The Sponsor shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement.

Article 6

SHARES

6.01. Subscriptions Generally.

The procedures set forth in this Article shall apply only from and after the Effective Time. Prior to the Effective Time, the issuance, transfer, and redemption (if any) of interests in the Trust shall be governed by the Original Trust Agreement.

The Trust will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of Portfolio Crypto Assets or cash represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined in accordance with the then current prospectus of the Trust and Authorized Participant Agreement.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (a) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (b) DTC participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor. The Authorized Participant Agreement shall provide, consistent with the creation and redemption procedures set forth below, procedures for the creation and redemption of baskets and for the delivery of the Portfolio Crypto Asssets required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust or the Sponsor (as the case may be), without the consent of any Shareholder or Authorized Participant. To the extent that the procedures for the creation and redemption of baskets in an Authorized Participant Agreement or Registration Statement conflict with the creation and redemption procedures set forth below, the terms set forth in the Authorized Participant Agreement or Registration Statement shall govern. The Sponsor may require the Authorized Participants to pay the Trust a fee for each order they place to create or redeem one or more Creation Baskets. The transaction fee may be reduced, increased or otherwise changed by the Sponsor in its sole discretion.

Each Authorized Participant shall be required to be registered as a broker-dealer under the Securities Exchange Act of 1934 and a member in good standing with the Financial Industry Regulatory Authority (“FINRA”), the self-regulatory agency for the financial services industry, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and shall be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant shall have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Sections 6.02 and 7.01 below specify the procedures that shall be used for the creation and issuance of Creation Baskets and the redemption of Redemption Baskets.

6.02. Creation and Issuance of Creation Baskets. The following procedures, except to the extent otherwise provided in the Authorized Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Authorized Participant Agreement (and any such amendment shall not constitute an amendment of this Trust Agreement), shall apply to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets that may be issued by the Trust shall be unlimited.

(a) On any Business Day, an Authorized Participant may place an order to create one or more baskets in the manner provided in the Authorized Participant Agreement (such request by an Authorized Participant, a “Purchase Order”). For purposes of processing Purchase and Redemption Orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase Orders must be placed by 3:59 p.m., New York Time or the close of regular trading on the Exchange, whichever is earlier, for in-kind orders, or 2:00 p.m., New York Time or the close of regular trading on the Exchange, whichever is earlier, for cash orders. These order placement times are subject to change in the sole discretion of the Sponsor at any time and such changes need not be evidenced by an amendment to this Agreement. The day on which the valid Purchase Order is received in the manner provided in the Authorized Participant Agreement and Registration Statement is referred to as the “Purchase Order Date.” Authorized Participants may not withdraw a creation request.

Prior to the delivery of baskets for a Purchase Order, the Authorized Participant must have wired to the Custodian or the Cash Custodian (as the case may be) the nonrefundable transaction fee, if applicable, due for the Purchase Order. An Authorized Participant shall also be responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the transfer of Portfolio Crypto Assets and the issuance and delivery of Shares pursuant to its Purchase Order, regardless of whether such tax or charge is imposed directly on the Authorized Participant; and by placing a Purchase Order an Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to deposit Portfolio Crypto Assets with the Custodian or an equivalent amount of cash with the Cash Custodian. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled.

(b) The total deposit required to create each basket (“Creation Basket Deposit”) changes from day to day and is published each night for the following Business Day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of Portfolio Crypto Assets constituting the Creation Basket Deposit as appropriate to reflect accrued expenses and any loss of Portfolio Crypto Assets that may occur, and publishes the required deposit amount for the following Business Day. The computation is made by the Administrator after 4:00 p.m. New York time. The Administrator determines the Creation Basket Deposit required to be delivered the following Business Day by dividing the number of Portfolio Crypto Assets held by the Trust as of the close of business on that Business Day, adjusted for the amount of Portfolio Crypto Assets constituting estimated accrued but unpaid fees and expenses of the Trust as of the close of business on that Business Day, by the quotient of the number of Shares outstanding at the close of business, multiplied by 10,000. The Creation Basket Deposit so determined is communicated via electronic mail message to all Authorized Participants and is made available on the Sponsor’s website for the Shares. The Exchange also publishes the Creation Basket Deposit determined by the Administrator as indicated above.

(c) An Authorized Participant who places a Purchase Order is responsible for transferring to the Trust’s account with the Custodian the required amount of Portfolio Crypto Assets, or the equivalent cash amount with the Cash Custodian, by no later than 3:00 pm New York Time on the Business Day following the Purchase Order Date, or at such later time as may be agreed upon by the Sponsor and the Authorized Participant. Upon receipt of the deposit amount or cash equivalent amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery and ownership of Portfolio Crypto Assets until such Portfolio Crypto Assets have been received by the Custodian on behalf of the Trust shall be borne solely by the Authorized Participant unless otherwise described in the Authorized Participant Agreement.

(d) Any Purchase Order shall be subject to rejection by the Sponsor at its sole discretion as set forth in the Authorized Participant Agreement. None of the Sponsor, the Person authorized to take Purchase Orders in the manner provided in the Authorized Participant Agreement, or the Custodian shall be liable for the rejection of any Purchase Order or Creation Basket Deposit.

(e) The procedures set forth in this Section 6.02may be changed from time-to-time at the sole discretion of the Sponsor and need not be evidenced by an amendment to this Trust Agreement.

6.03. Share Price. The “Share Price” with respect to each Share shall be determined by the Sponsor in reference to the quotient of (x) the net asset value of the Trust Estate as determined pursuant to Section 6.04 divided by (y) the number of Shares then outstanding, and adjusted as the Sponsor shall determine to be necessary or desirable to fairly allocate (i) Net Profits and Net Losses among the Shares, (ii) foreign tax credits and other types of withholding tax credits available to the Shareholders, or (iii) otherwise as the Sponsor shall determine to be necessary or desirable to fairly account for the net pro rata value of the Shares in reference to the value of the Trust Estate as determined pursuant to Section 6.04.

6.04. Valuation of Trust Estate. The Trust Estate will be valued at fair value, as reasonably determined by the Sponsor. Valuation of the Trust’s investments will be determined by the Sponsor in its reasonable discretion, or by one or more Persons appointed by the Sponsor to assist in such determination. The “net asset value” of the Trust Estate shall mean the value of the assets of the Trust minus the value of the liabilities of the Trust, as determined in good faith by the Sponsor.

6.05. Determination by the Sponsor of Certain Matters. All matters concerning the valuation of Portfolio Crypto Assets and Securities, the allocation of Net Profits and Net Losses among the Shares, the allocation of related Trust tax items among the Shares and all accounting procedures not specifically and expressly provided for by the terms of this Agreement shall be determined by the Sponsor, whose determination, so long as made in good faith, shall be final and conclusive as to all of the Shares and Shareholders. The Sponsor may waive some or all of its rights under this Agreement, including rights to payments, either generally or with respect to particular matters, periods or Shares, and any such waiver or agreement shall not bind the Sponsor with respect to other periods or Shares, nor with respect to any other matters or rights set forth herein.

6.06. Distributions Generally. The Sponsor may declare distributions of cash or other property of the Trust at such times and in such amounts as the Sponsor shall determine in its discretion, provided that the Sponsor shall not be obligated (except as provided in Article 7) to do so under any circumstance. Any distributions hereunder, unless otherwise determined by the Sponsor, shall be made pro rata on all Shares outstanding as of the date and time of record established for such distribution. The Sponsor may withhold taxes from any distribution on the Shares to the extent required by the Code or any other applicable law. The Sponsor may set up such reserves as may be required by the needs of the Trust. Unless otherwise determined by the Sponsor, any increase in such reserves shall be treated as an expense of the Trust and any decrease in such reserves shall be treated as income of the Trust. If the Trust should distribute property other than cash pursuant to this Section 6.06 or Article 7, such distribution shall be treated as if such property were sold at its fair market value and the cash proceeds of such sale were distributed. Notwithstanding any provision in this Agreement to the contrary, the Trust shall not make a distribution on a Share to the extent such distribution would violate the Trust Act or other applicable law.

Article 7

REDEMPTIONS

7.01. Redemptions by Shareholders. The procedures set forth in this Article shall apply only from and after the Effective Time. Prior to the Effective Time, the issuance, transfer, and redemption (if any) of interests in the Trust shall be governed by the Original Trust Agreement. The following procedures, except to the extent otherwise provided in the Authorized Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Authorized Participant Agreement (and any such amendment shall not constitute an amendment of this Trust Agreement), apply to the redemption of Redemption Baskets.

(a) The procedures by which an Authorized Participant can redeem one or more Redemption Baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent (or such other party designated by the Sponsor) to redeem one or more baskets (each, a “Redemption Order”). Redemption Orders must be placed by 3:59 p.m. New York Time or the close of regular trading on the Exchange, whichever is earlier; or 2:00 p.m. New York Time for cash orders or the close of regular trading on the Exchange, whichever is earlier. For a redemption of baskets utilizing the Agent Execution Model (as such term is defined in the Registration Statement), the Authorized Participant may be required to submit a Redemption Order by an early order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time may be as early as 5:00 p.m. New York Time on the Business day prior to Redemption Order Date (as defined below). These order placement times are subject to change in the sole discretion of the Sponsor at any time and such changes need not be evidenced by an amendment to this Trust Agreement. A Redemption Order so received shall be effective on the date it is received in satisfactory form by the Person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement (“Redemption Order Date”). The redemption procedures shall allow Authorized Participants to redeem baskets but do not entitle an individual shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a Redemption Order, an Authorized Participant agrees to deliver the Shares to be redeemed through DTC’s book-entry system to the Trust not later than the Business Day following the Redemption Order Date. Prior to the delivery of the redemption distribution for a Redemption Order, the Authorized Participant must also have wired to the Sponsor’s account at the Custodian or the Cash Custodian (as the case may be) the non-refundable transaction fee due for the Redemption Order. As a condition precedent to the surrender of any Shares or withdrawal of any Trust Estate, the Sponsor (i) may require payment from the applicable Authorized Participant of a sum sufficient to reimburse it for any tax or other governmental charges and any transfer or other fee with respect thereto (including any such tax or charge and fee with respect to any Portfolio Crypto Asssets being withdrawn) and payment of any applicable fees as herein provided and (ii) may also require compliance with any regulations the Trust may establish consistent with the provisions of this Agreement. The applicable Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax, charge or fee, together with any applicable penalties, additions to tax and interest thereon.

An Authorized Participant may not withdraw a Redemption Order.

The manner by which redemptions are made shall be dictated by the terms of the Authorized Participant Agreement. By placing a Redemption Order, an Authorized Participant agrees to deliver the Shares to be redeemed through DTC’s book-entry system to the Trust’s account through the Transfer Agent no later than the Business Day following the Redemption Order Date. In the event that on the Business Day following the Redemption Order Date, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Redemption Baskets to be redeemed pursuant to such Redemption Order the Transfer Agent shall send to the Authorized Participant, the Sponsor and the Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Transfer Agent (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Transfer Agent, the Sponsor or the Custodian related to the cancelled Redemption Order.

(b) The redemption distribution from the Trust shall consist of a transfer to the redeeming Authorized Participant of an amount of Portfolio Crypto Assets or an equivalent amount of cash that is determined in the same manner as the determination of Creation Basket Deposits discussed above. An estimate of the redemption distribution per basket shall be published as of the beginning of each Business Day in the manner provided for in the Authorized Participant Agreement.

(c) The redemption distribution due from the Trust shall be delivered to the Authorized Participant no later than the Business Day on which the Trust’s DTC account has been credited with the Shares to be redeemed.

(d) The Sponsor may, in its discretion, suspend the right of purchase or redemption or may postpone the redemption settlement date, for (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of an interruption in services or availability of the Trust’s prime broker (if any), Custodian, Cash Custodian, Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, Internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the applicable crypto asset network, hacking, cybersecurity breach, or power, Internet, or crypto asset network outage, or similar event), or (3) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the U.S. dollars needed to create each Basket would have certain adverse tax consequences to the Trust or its Shareholders). For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement, the Custodian or the Cash Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption Orders must be made in whole baskets. The Sponsor acting by itself or through the Person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Person authorized to take Redemption Orders in the manner provided in the Authorized Participant Agreement or the Custodian make it for all practical purposes not feasible for the Shares to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 100,000 Shares or less.

(e) To compensate the Trust for its expenses in connection with the creation and redemption of baskets, an Authorized Participant shall be required to pay a transaction fee to the Trust to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

(f) The procedures set forth in this Section 7.01 may be changed from time-to-time at the sole discretion of the Sponsor and need not be evidenced by an amendment to this Trust Agreement.

(g) An Authorized Participant is responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge that may be imposed on the Trust or the Custodian in connection with any delivery of Portfolio Crypto Assets by or on behalf of the Authorized Participant to the Custodian (in the case of a Purchase Order placed by the Authorized Participant), or any delivery of Portfolio Crypto Assets to or for the account of the Authorized Participant (in the case of a Redemption Order placed by the Authorized Participant).

(h) The applicable Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax, charge or fee, together with any applicable penalties, additions to tax and interest thereon.

Article 8

ALLOCATION OF PROFITS AND LOSSES FOR
FEDERAL INCOME TAX PURPOSES

8.01. Generally.

(a) Except as otherwise provided in this Agreement, Profits and Losses for each Fiscal Year and, to the extent necessary, individual items of income, deduction, gain, loss or credit for such Fiscal Year shall be allocated pro rata among the Shares. Allocations shall generally be made pursuant to the principles of Code Section 704, and in conformity with Treasury Regulations §§ 1.704-1, 1.704-2 and 1.704-3 promulgated thereunder, as applicable, or successor provisions to such Code Section and Treasury Regulations.

(b) Without limiting the foregoing, there are hereby incorporated herein such special allocation provisions governing the allocation of Trust income, deduction, gain, and loss for federal income tax purposes as may be necessary under the Treasury Regulations to provide herein a so-called “qualified income offset” within the meaning of Treasury Regulations § 1.704-1(b)(2)(ii)(d) and to ensure that this Article 8 complies with all requirements of Treasury Regulations § 1.704-2 relating to “minimum gain” and “partner nonrecourse debt minimum gain” and the allocation and chargeback of “nonrecourse deductions” and “partner nonrecourse deductions.” In addition, to the extent an adjustment to the adjusted tax basis of any Trust asset pursuant to Section 734 or 743 of the Code is required due to certain transfers of Shares, any adjustment that would be required to be made to Per Share Capital Accounts maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), which such item of gain or loss shall be specially allocated with respect to the Shares in a manner consistent with the manner in which Per Share Capital Accounts maintained in accordance with Treasury Regulations § 1.704-1(b)(2)(iv) are required to be adjusted pursuant to such section of the Treasury Regulations.

8.02. Ordinary Deductions and Ordinary Income. Subject to and in accordance with Section 8.01 and subject to Section 8.04, for federal income tax purposes, all items of deduction other than realized capital losses, and all items of income other than realized capital gains, shall be allocated equally among the Shares, as nearly as is practicable, in accordance with the manner in which such items of deduction or income affected the amounts that were either deducted from or added to the value of the Shares.

8.03. Capital Gains and Capital Losses. Subject to and in accordance with Section 8.01 and subject to Section 8.04, for federal income tax purposes, capital gains and capital losses (short term and long term, as the case may be) recognized by the Trust shall be allocated among the Shares, as nearly as is practicable, in accordance with the manner in which the aggregate of the increase or decrease in the value of the Portfolio Crypto Assets or Securities positions giving rise to such gains or losses was added to or deducted from the value of the Shares.

8.04. Allocations to Redeemed Shareholders.

(a) Notwithstanding Sections 8.02 and 8.03 above but subject to Section 8.01(b), if the Trust realizes items of capital gain or loss (including short-term capital gain or loss) and/or deductions, items of ordinary income or loss for federal income tax purposes (collectively, “gains/losses”) for any Fiscal Year during or as of the end of which the Trust redeems Adjusted Basis Shares (as hereinafter defined below) from one or more Shareholders, the Sponsor may elect to (i) allocate such gains/losses first among such Adjusted Basis Shares in such a manner as will cause the Adjusted Basis of each Adjusted Basis Share to equal zero (or as near to zero in each case as possible if the total amount of gains/losses available to be allocated is insufficient to permit allocations that would cause the Adjusted Basis of each Adjusted Basis Share to equal zero), and (ii) thereafter to allocate any gains/losses not so allocated to Adjusted Basis Shares of the other Shareholders in accordance with Sections 8.01 to 8.03.

(b) As used herein, (i) the term “Adjusted Basis” shall mean, with respect to any Share and as of any time of calculation, an amount (which may be positive or negative) equal to (i) the value of such Share minus (ii) its “adjusted tax basis,” for federal income tax purposes, as of such time (determined without regard to any adjustments made to such “adjusted tax basis” by reason of any transfer or assignment of such Share, including by reason of death of the Shareholder of such Share, and without regard to such Share’s share of the liabilities of the Trust under Code Section 752) and (ii) the term “Adjusted Basis Share” shall mean any Share that is redeemed and has an Adjusted Basis as of the effective date of the redemption that does not equal zero.

8.05. Share Transfer Allocations. A transferee of any Share pursuant to Article 9 shall succeed to the Per Share Capital Account relating to such Share. The Trust shall allocate Profits and Losses for the Fiscal Year of transfer of any Share consistent with this Article 8; provided that such Profits and Losses and, to the extent necessary, individual items of income, deduction, gain, loss or credit shall be prorated for such Fiscal Year to take into account any adjustments in the Carrying Value of the Trust assets through the date of the applicable transfer, using any reasonable method selected by the Sponsor. The Sponsor may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

Article 9

ASSIGNMENT OF SHARES

9.01. Assignment. Subject to Section 9.04, no Shareholder shall sell, assign, transfer, pledge, hypothecate, or subject to a security interest (each, a “Transfer”), or offer to do any of the same, any of such Shareholder’s Shares without the prior written consent of the Sponsor, which consent may be withheld for any reason, other than by will or the laws of intestacy, distribution by inter vivos gift or other transfer to such Shareholder’s spouse, child or children; provided, however, that the Sponsor may, but shall not be required to, remove the restrictions described in this Section 9.01 for any Shares that are not “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act.

9.02. Conditions of Transfer. Any Transfer permitted by the Sponsor pursuant to Section 9.01, may, in the discretion of the Sponsor, be subject to satisfaction of conditions determined by the Sponsor, including, among other things:

(a) The transferee of any Shares (the “Transferee”) shall have satisfied applicable “Know Your Client,” anti-money laundering and similar policies and procedures, as determined by the Sponsor.

(b) The transferor of any Shares (the “Transferor”) and the Transferee shall have executed and delivered to the Trust a transfer agreement in form and substance acceptable to the Sponsor that includes, without limitation, all representations and warranties in connection with the Transfer and an indemnification of the Trust and the Sponsor.

(c) The Transferee shall have executed and delivered to the Trust a Subscription Agreement in connection with any transferred Shares and any other documents related to being a holder of one or more Shares as reasonably requested by the Sponsor.

(d) The Transferee shall have provided an opinion of counsel satisfactory to counsel to the Sponsor to the effect that, (i) such Transfer is exempt from all registration requirements under applicable securities laws, (ii) such Transfer will not otherwise violate any applicable laws regulating the transfer of securities, (iii) such Transfer will not cause the Trust to be required to register as an “investment company” under the Investment Company Act, (iv) such Transfer will not cause the Trust to be treated as an association taxable as a corporation for U.S. federal income tax purposes or have other adverse tax consequences on the Trust or any Shareholder other than the Transferee or the Transferor, (v) such Transfer will cause the Trust not to qualify for any applicable exemptions promulgated by the Commodity Futures Trading Commission (if the Trust is then relying on any such exemption), and (vi) such Transfer will not cause the Trust to be considered to hold “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974, as amended. Notwithstanding the foregoing, the Sponsor in its discretion may waive all or a portion of the above mentioned opinion if, in its discretion, it is satisfied that the above conditions have been met.

(e) All amounts owed, whether by the Transferor or any Person for whom the Transferor acts as nominee, to the Trust, the Sponsor and its affiliates in connection with the acquisition and holding of one or more Shares shall have been paid in full.

(f) The Trust and the Sponsor shall have been reimbursed by the Transferor and/or Transferee for all costs and expenses that the Trust and the Sponsor reasonably incur in connection with such Transfer.

(g) The Trust determines that the proposed Transfer is unlikely to be materially prejudicial to other Shareholders or creditors of the Trust or otherwise materially adverse to the Trust.

All costs and expenses incurred in connection with the Transfer of one or more Shares, including, but not limited to, the legal fees of the Trust, shall be paid by the Transferee.

For the avoidance of doubt and notwithstanding anything herein to the contrary, any Transfer not subject to the restrictions described in Section 9.01, including Transfers for which the Sponsor has removed such restrictions in accordance with Section 9.01 and any Transfers permitted under Section 9.04, shall not be subject to the conditions of Transfer described in this Section 9.02.

9.03. Void Assignment. Any Transfer by any Shareholder of any Shares in contravention of Sections 9.01 and 9.02 shall, to the fullest extent permitted by law, be void and ineffectual, and shall not bind or be recognized by the Trust or any other party. No purported assignee shall have any right to any profits, losses or distributions of the Trust.

9.04. Transfers of DTC Shares. Notwithstanding anything herein to the contrary, the DTC Shares shall not be subject to Section 9.01 or Section 9.02 and their transfer shall not be restricted hereunder and shall be subject to any requirements or procedures imposed by the Transfer Agent. “DTC Shares” shall mean Shares for which DTC is the record holder on books of account for the Trust maintained by the Transfer Agent.

9.05. Effect of Transfer.

(a) Any Shareholder who shall Transfer all of its Shares shall cease to be a Shareholder of the Trust and shall no longer have any rights or privileges of a Shareholder.

(b) Any Person who acquires in any manner whatsoever any Shares, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits or the acquisition thereof to have agreed to be subject to and bound by all the obligations of this Agreement that any predecessor in interest of such Person was subject to or bound by.

9.06. Effect of Death, Etc. The death, incompetence or bankruptcy of a Shareholder shall not, in and of itself, (i) dissolve or terminate the Trust, (ii) entitle the executor, administrator, guardian, trustee or other personal representative (the “Representative”) of the deceased, incompetent or bankrupt Shareholder to claim an accounting or take any action or proceeding in any court for a petition or winding up of all or any part of the Trust or the trust Estate, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

Article 10

BOOKS AND RECORDS

10.01. Fiscal Year. The fiscal year of the Trust (the “Fiscal Year”) shall be the calendar year, and such fiscal period shall be the taxable period of the Trust for federal income tax purposes, except as provided in Section 706 of the Code.

10.02. Books and Records. At all times during the continuance of the Trust, the Sponsor shall keep or cause to be kept full and true books of account of the business and investments of the Trust, in which shall be entered fully and accurately each transaction of the Trust. All of said books of account, together with an executed copy of the Trust Certificate and any amendments thereto shall at all times be maintained at an office of the Trust. Each Shareholder, on reasonable prior notice to the Sponsor, shall have the right to inspect and copy any of such books and records during normal business hours; provided, however, that, to the maximum extent permitted under the Trust Act, the Sponsor shall have the right to impose such restrictions with respect to such examination as the Sponsor, in its discretion, determines are appropriate under the circumstances. Such Shareholder shall bear all expenses of such inspection and copying and shall keep all information obtained therefrom confidential. Such information is further subject to the confidentiality provisions of the Subscription Agreements. The Sponsor shall not be required, and each Shareholder waives any right to require the Sponsor, to account in respect of the Trust’s assets or operations. Furthermore, if a Shareholder requests an inspection of the Trust’s records as set forth above, the Sponsor may take reasonable measures to protect information that the Sponsor reasonably determines constitutes confidential or proprietary information, including, without limitation, information about the Portfolio Crypto Assets, Index and Securities in which the Trust has invested or will invest; such reasonable measures may include, without limitation, redaction of materials provided to the applicable Shareholders with respect to such an inspection. The information rights set forth in this Article 10 are intended to be the exclusive rights of information to which a Shareholder is entitled under this Agreement and under the Trust Act.

10.03. Financial Reports. The Sponsor shall cause to be prepared and sent to each Shareholder annual audited financial statements and any other reports or information that the Sponsor may, in its discretion, deem appropriate.

10.04. Bank Accounts, Digital Accounts and Custodian. The bank or digital currency accounts of the Trust shall be maintained in such banking institutions or with providers as the Sponsor shall determine, and withdrawals shall be made therefrom on such signature or signatures or personal key entries as the Sponsor shall determine. All assets of the Trust shall be held by one or more custodians appointed by the Sponsor, and may be registered in the name of the Trust, such custodian or a nominee. The terms of a custodian agreement shall be determined by the Sponsor.

10.05. Tax Returns. The Sponsor shall prepare and file, or cause the accountants of the Trust to prepare and file, a Federal income tax return in compliance with Code Section 6031, and any required state and local income tax and information returns for each tax year of the Trust. The costs incurred in connection with such returns will be treated as expenses of the Trust. The Sponsor shall provide or make available, or cause the accountants of the Trust to provide or make available, to Shareholders or their designee such tax information reasonably required for Federal, state and local income tax reporting purposes with respect to their ownership of Shares during a tax year of the Trust.

10.06. Tax Matters Partner. For tax years ending on or before December 31, 2017, the Sponsor shall designate one Shareholder to constitute, and have full powers and responsibilities as, the tax matters partner of the Trust for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). The Tax Matters Partner shall be entitled to take such actions on behalf of the Trust in any and all proceedings with the Internal Revenue Service as it, in its reasonable business judgment, deems to be in the best interests of the Trust without regard for whether such actions result in a settlement of tax matters favorable to some Shareholders and adverse to other Shareholders. Each Person (a “Pass-Thru Shareholder”) that holds or controls Shares as a Shareholder on behalf of, or for the benefit of another Person or Persons, or which Pass-Thru Shareholder is beneficially owned (directly or indirectly) by another Person or Persons will, within 30 calendar days following receipt from the Tax Matters Partner of any notice, demand or request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in Shares holding such Shares through a Pass-Thru Shareholder. In the event the Trust will be the subject of an income tax audit by any federal, state or local authority, to the extent the Trust is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner will be authorized to act for, and its decision will be final and binding upon, the Trust and each Shareholder thereof. The Tax Matters Partner shall be entitled to be reimbursed by the Trust for all costs and expenses incurred in connection with any such proceeding and to be indemnified by the Trust (solely out of Trust assets) with respect to any action brought against it in connection with the settlement of any such proceeding.

10.07. Partnership Representative and Audits.

(a) For taxable years beginning on or after January 1, 2018, the Sponsor shall be the “partnership representative” of the Trust (“Partnership Representative”) pursuant to and to the extent permitted by Section 6223 of Title XI of the Bipartisan Budget Act of 2015 (“Title XI 2015 BBA”). In the event of any pending tax action, investigation, claim or controversy at the Trust level that may result in a “partnership adjustment,” within the meaning of Section 6241(2) of Title XI 2015 BBA (a “Partnership Adjustment”), to any item reported on a federal tax return of any Shareholder, the Partnership Representative shall keep such Shareholder fully and timely informed by written notice of any audit, administrative or judicial proceedings, meetings or conferences with the Internal Revenue Service or other similar matters that come to its attention in its capacity as Partnership Representative. Notwithstanding the foregoing, (i) the Partnership Representative shall be authorized to act for, and its decision shall be final and binding upon, the Trust and all Shareholders, and (ii) all expenses incurred by the Partnership Representative in connection with any income tax audit of any tax return of the Trust, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Trust, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim (including, without limitation, reasonable attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Trust. Without the consent of the Sponsor, as applicable, no Shareholder shall have the right to (A) participate in the audit of any Trust tax return, (B) file any return inconsistent with, or file any amended return or claim for refund in connection with, any item of income, gain, loss, deduction or credit reflected on any tax return of the Trust, (C) participate in any administrative or judicial proceedings arising out of or in connection with any audit, amended return, claim for refund or denial of such claim, or (D) appeal, challenge or otherwise protest any adverse findings in any such audit or with respect to any such amended return or claim for refund or in any such administrative or judicial proceedings.

(b) For any Partnership Adjustment or proposed Partnership Adjustment to the federal income tax returns of the Trust for which an “imputed underpayment,” within the meaning of Section 6225(b) of Title XI 2015 BBA would arise, then either, (i) the Partnership Representative may require that the Shareholder(s) affected by such Partnership Adjustment file amended returns that take into account such Partnership Adjustments and pay any additional tax due pursuant to Section 6225(c) of Title XI 2015 BBA or (ii) if the Partnership Representative does not require the affected Shareholder(s) to file such amended returns as provided in clause (i), and the affected Shareholder(s) do not otherwise file such amended returns, the Partnership Representative may elect application of Section 6226 of Title XI 2015 BBA. In any case, (A) the affected Shareholder(s) shall keep the Partnership Representative fully and timely informed by written notice of any administrative or judicial proceedings, meetings or conferences with the Internal Revenue Service or other similar matters with respect to the Partnership Adjustment, and (B) the Partnership Representative shall have the right to review and comment on any submissions to the Internal Revenue Service, and attend and jointly participate in any meetings or conferences with the Internal Revenue Service at its own expense.

(c) This Section 10.07 is intended to apply to the Trust for taxable years beginning on or after January 1, 2018 and to comply with certain provisions under Title XI 2015 BBA that may be subject to change or further interpretation by the U.S. Treasury or Internal Revenue Service after the date hereof. In the event of such change or further interpretation, the Sponsor is hereby authorized to amend this Agreement consistent with the provisions of Sections 10.07(a) and (b) above.

10.08. Tax Elections. The Sponsor, and each Shareholder by virtue of its purchase or acceptance of Shares, (i) express their intent that the Shares qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of Trust as a partnership in which each of the Shareholders thereof is a partner. The Sponsor may, in its discretion, cause the Tax Matters Partner or Partnership Representative, as applicable, to make or revoke all tax elections that it is entitled to make on behalf of the Trust and the Shareholders for federal, state, local, and other tax purposes, including, without limitations, the election referred to in Code Section 754 or any similar provisions of state, local, or foreign tax law, the determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Trust. In the event that any election under the Code is made, each Shareholder will furnish the Trust with all information necessary to give effect to such election.

Article 11

DISSOLUTION AND TERMINATION

11.01. Dissolution. The Trust shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(a) the final distribution of all moneys or other property or proceeds of the Trust Estate;

(b) the election by the Sponsor to dissolve the Trust;

(c) dissolution of the Trust in accordance with applicable law;

(d) 180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor has not been appointed and accepted its appointment;

(e) the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the Bank Secrecy Act and is required to comply with certain FinCEN regulation thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

(f) a United States regulator requires the Trust to shut down or forces the Trust to liquidate all of its Portfolio Crypto Assets;

(g) any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of Portfolio Crypto Asset for purposes of determining the net asset value of the Trust;

(h) the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

(i) the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

(j) the Sponsor elects to terminate the Trustee after the Trustee, Administrator, Custodian, or Cash Custodian (or any successor trustee, administrator, custodian, or cash custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

11.02. Removal of the Sponsor. The Shareholders shall not have any right to remove the Sponsor for any reason. The Sponsor may at any time determine to liquidate and dissolve the Trust without any action by the Shareholders.

11.03. Procedure. Upon the dissolution of the Trust, an accounting shall be made of the operations from the date of the last previous accounting to the date of such dissolution and, thereupon, the Sponsor (or such Person as may be designated by the Sponsor or, to the extent that there is no Sponsor, by the Shareholders holding a majority of the Shares in the Trust) shall act as “liquidating trustee” of the Trust and immediately proceed to wind up the business and affairs of the Trust in accordance with Section 3808 of the Trust Act. Upon the dissolution of the Trust, the Sponsor or such other liquidating trustee, as the case may be, shall, after paying or making provision for the payment of all liabilities (as and to the extent required by the Trust Act), including providing for the cost of dissolution and reserves for contingent, conditional or unmatured liabilities, distribute the remainder either in cash or in Portfolio Crypto Assets or Securities to the then Shareholders (or their Representatives) as nearly as may be practicable in proportion to their then respective Percentage Interests after taking into account transactions related to the liquidation of the Trust. Upon completion of the distribution of the Trust assets to the Trust’s creditors and Shareholders, the Trust shall be terminated and the Sponsor (or any other Person acting as liquidating trustee) shall file a Certificate of Cancellation in the Office of the Delaware Secretary of State, cancel any other applicable filings made with respect to the Trust, and take other actions necessary to terminate the Trust’s existence.

11.04. Return of Contribution Solely Out of Trust Assets. A Shareholder shall look solely to the properties and assets of the Trust for return of his, her or its contribution, and if the properties and assets of the Trust remaining after the payment or discharge of the liabilities of the Trust are insufficient to return his contribution, that Shareholder shall have no recourse against the Sponsor or any other Shareholder for that purpose.

Article 12

POWER OF ATTORNEY

12.01. Power of Attorney. Each Shareholder does hereby irrevocably constitute and appoint the Sponsor as such Shareholder’s true and lawful representative and attorney-in-fact with full power of substitution and resubstitution, in his name, place and stead to make, execute, acknowledge, record and file all documents requisite to carry out the intention and purpose of this Agreement, including, without limitation, (i) any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction, (ii) any other amendments hereof required or permitted by law or by this Agreement, (iii) all documents to reflect the exercise by the Sponsor of any of the powers granted to it under this Agreement, and (iv) all other instruments, documents and certificates which may be required by the laws of any jurisdiction in which the Trust does business, or any political subdivision or agency thereof, to effectuate, implement or continue the valid and subsisting existence of the Trust.

The foregoing grant of authority:

(a) is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death, bankruptcy, incompetence, insolvency or dissolution of a Shareholder;

(b) may be exercised by the Person appointed as power of attorney for each Shareholder by a facsimile, portable document format or electronic signature or by executing any instrument with his single signature as attorney-in-fact for all of the Shareholders; and

(c) shall survive the delivery of an assignment by a Shareholder of the whole or any portion of his Shares for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such assignment.

Article 13

MISCELLANEOUS

13.01. Amendments to this Agreement. This Agreement may be amended at any time solely upon the written consent of the Sponsor for the purpose of (i) reflecting new Shareholders; (ii) changing the name of the Trust or the location of its office; (iii) correcting ambiguities, inconsistencies or any incompleteness in this Agreement; (iv) conforming this Agreement and Trust operations to federal or state tax, legal, securities or other requirements or regulations, including amendments necessary to preserve the Trust’s qualification to be taxed as a partnership, and to prevent the Trust from in any manner being deemed an “investment company” subject to the provisions of the Investment Company Act; (v) reflecting the Contributions and Shares of the Shareholders; (vi) making a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Sponsor or the Trust pursuant to applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; or (vii) effecting such other amendments as may be deemed by the Sponsor to be necessary and/or desirable to conduct the Trust’s business, and not adverse in any material respects to the Shares of existing Shareholders. Except as specifically permitted in this Agreement, without the specific consent of each Shareholder adversely affected thereby, no amendment may (i) reduce the Per Share Capital Account of any Share, (ii) change the respective liabilities of the Sponsor and the Shareholders, (iii) have the effect of allocating Net Profits and Net Losses other than in accordance with Article 6 hereof (as in effect prior to such amendment), or (iv) change the provisions of this Agreement regarding such amendments. Notwithstanding any other provision in this Agreement to the contrary, including the provisions in this Article 13, amendments to this Agreement that do not adversely affect the rights of any Shareholder or the Trust in any material respect may be made by the Sponsor without the consent of any Shareholder. Any amendment to this Agreement not otherwise provided for in this Section 13.01 or elsewhere in this Agreement may be made at any time by written consent of the Sponsor and of Shareholders holding a majority of the outstanding Shares. The Trust shall provide to the Shareholders written notice of any amendments to this Agreement. No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

13.02. Notices. All notices, approvals, consents, and other communications required or permitted hereunder (collectively “notices”) shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent electronically, by facsimile, or mailed by registered or certified mail, as follows:

(a) If given to the Trust, in care of the Sponsor at 300 Brannan Street Suite 201, San Francisco, CA 94107, or at such other address as the Sponsor hereafter designates by notice to the Trust, which address shall then be reflected on the Trust’s books;

(b) If given to the Sponsor, at its mailing address set forth in Section 13.02(a) above, or at such other address the Sponsor hereafter designates by notice to the Trust, which address shall then be reflected on the Trust’s books;

(c) If given to any Shareholder, at the address set forth in such Shareholder’s Subscription Agreement, the address set forth in the books and records of the Trust or the Transfer Agent, or such other address such Shareholder hereafter designates by notice to the Trust or to the Transfer Agent, or through methods generally used to provide notice to DTC Shareholders; or

(d) If given to the Trustee, at 251 Little Falls Drive, Wilmington, DE 19808, Attn: Corporate Trust Administration, or at such other address as the Trustee hereafter designates by notice to the Trust, which address shall then be reflected on the Trust’s books.

Any notice complying with the foregoing shall be deemed to have been given, (i) when delivered personally, (ii) on the next Business Day after being sent by a recognized overnight courier service, (iii) on receipt of return acknowledgment by facsimile or electronic transmission, when given by facsimile or electronic transmission, or (iv) on the third Business Day after being sent by registered or certified mail, postage prepaid, return receipt requested. Any reports or notices by the Sponsor to the Shareholders which are given electronically shall be effective upon receipt without requirement of confirmation.

Each Shareholder consents to the electronic delivery (including via email and through PDF file format) of information, including, without limitation, any information required to be delivered pursuant to applicable securities laws. In addition, each Shareholder (i) consents to the electronic delivery of reports, including without limitation, any applicable tax reports (e.g., Schedules K-1), (ii) agrees that such reports may be delivered by the Trust by making them available for viewing, downloading and/or saving on the Internet website www.bitwiseinvestments.com under “Investor Relations,” and (iii) agrees to monitor that website on a regular basis in order to ensure timely receipt of such information.

13.03. Entire Agreement. This Agreement, any Subscription Agreement that is executed by a Shareholder in connection with this Agreement and any side letter or other similar agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the party sought to be charged therewith; and no waiver of any breach or condition of this Agreement shall be deemed a waiver of any other or subsequent breach or condition, whether of like or different nature. Notwithstanding the provisions of this Agreement (including Section 13.01), or of any Subscription Agreement, it is hereby acknowledged and agreed that the Sponsor on its own behalf or on behalf of the Trust without the approval of any Shareholder or any other Person may enter into a side letter or similar agreement to or with a Shareholder which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or of any Subscription Agreement. The parties hereto agree that any terms contained in a side letter or similar agreement to or with a Shareholder shall govern with respect to such Shareholder notwithstanding the provisions of this Agreement or of any Subscription Agreement.

13.04. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

13.05. Captions and Gender. The captions of the Articles and Sections are for convenience and reference only and are not to be considered in construing this Agreement. Whenever used herein, the singular number includes the plural, the plural includes the singular and the use of any gender shall include all genders.

13.06. Law Governing. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws, without regard to principles of conflicts of laws, except to the extent such laws are preempted by applicable U.S. federal law.

13.07. Successors and Assigns. Subject to the restrictions on transferability contained herein, this Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefits of the Shareholders, their respective legal representatives, heirs, successors and assigns. The Sponsor shall provide the Shareholders with prompt notice of any assignment of its duties and responsibilities as the Sponsor. In addition, to the extent required by applicable law, the Sponsor shall notify the Trust of any changes in ownership of the Sponsor within a reasonable period of time after such change.

13.08. Additional Instruments. Each Shareholder hereby agrees upon request of the Sponsor to execute and deliver from time to time such other certificates or other documents and to perform such acts as the Sponsor may reasonably request for the purposes of the Trust.

13.09. Waiver of Right to Partition. Each of the Shareholders irrevocably waives during the term of the Trust any right that it may have to maintain any action for partition with respect to the property and assets of the Trust.

13.10. Anti-Money Laundering and Securities Laws. Notwithstanding anything to the contrary contained in this Agreement, the Sponsor, in its own name and on behalf of the Trust, shall be authorized without the consent of any Person, including any Shareholder, to take such action as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering, anti-terrorist or securities laws, rules, regulations, directives or special measures, including the actions contemplated in the Subscription Agreements.

13.11. No Third-Party Rights. Except as provided in Sections 4.04, 5.06 and 5.07, the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than the Shareholders in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Trust or any Shareholder, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third-party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) against the Trust or any Shareholder.

13.12. No Legal Title to Trust Estate. The Shareholders shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of the Shareholders to and in their ownership interest in the Trust shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

13.13. No Recourse. Each Shareholder acknowledges that its beneficial interest in the Trust does not represent an interest in or obligation of the Administrator, the Custodian, the Trustee, the Sponsor or any affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement.

13.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. No counterpart of this Agreement shall be binding unless signed by the Sponsor.

13.15. Delayed Effectiveness; Transitional Matters. Notwithstanding anything herein to the contrary:

(a) This Agreement constitutes an amendment and restatement of the Original Trust Agreement, but shall not be effective until the Effective Time. Prior to the Effective Time, the Original Trust Agreement shall remain in full force and effect and govern the Trust.

(b) From and after the Effective Time, this Agreement shall be the governing instrument of the Trust and the Original Trust Agreement shall be superseded and of no further force or effect (except to the extent expressly stated herein to survive).

(c) Actions taken, agreements entered into, liabilities incurred, fees accrued, and determinations made prior to the Effective Time shall be deemed to have been taken, entered into, incurred, accrued, or made under the Original Trust Agreement and shall not be affected by the delayed effectiveness of this Agreement. No provision of this Agreement shall apply retroactively to any period prior to the Effective Time unless expressly stated.

(d) The Sponsor is authorized to take any ministerial and transitional actions prior to the Effective Time that are reasonably necessary or desirable to facilitate the listing and commencement of trading of the Shares on the Exchange, including executing and delivering any certificates, agreements (including any Authorized Participant Agreements), applications, and filings in the name of and on behalf of the Trust. Any such actions shall, prior to the Effective Time, be authorized and governed by the Original Trust Agreement.

(e) The Sponsor shall provide written notice to the Trustee upon the occurrence of the Effective Time.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement as of the date first above written.

BITWISE INVESTMENT ADVISERS, LLC,
as Sponsor

By:	/s/ Paul Fusaro
	Name:	Paul Fusaro
	Title:	Chief Operating Officer and Secretary

CSC DELAWARE TRUST COMPANY,
as Trustee

By:	/s/ James Grier
	Name:	James Grier
	Title:	Vice President